UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 16, 2005

(Date of earliest event reported)

PREMIER ENTERTAINMENT BILOXI LLC

and

PREMIER FINANCE BILOXI CORP.

(Exact name of registrant as specified in the charter)

Delaware	333-114339	20-0495680 / 20-0495563
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

111 Lameuse St., Suite 104
Biloxi, MS 39530

(Address of Principal Executive Offices, Including Zip Code)

(228) 374-7625

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing in intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

In January 2004, Premier Entertainment Biloxi LLC (“Premier Entertainment”) and Premier Finance Biloxi Corp. (“Premier Finance”) privately placed $160,000,000 aggregate principal amount of 10 ¾% First Mortgage Notes due 2012, which were subsequently exchanged in an exchange offer registered on From S-4 (Registration No. 333-114339) (as amended, the “Registration Statement”).  This Current Report on Form 8-K is being filed by Premier Entertainment and Premier Finance to update the “Use of Proceeds” information provided in the Registration Statement.  Reference is hereby made to the Registration Statement for definitions of terms used herein.

Except for the historical information contained herein, the matters addressed in this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 2IE of the Securities and Exchange Act of 1934, as amended.  Words such as, but not limited to, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans”, “could”, “may”, “should” and similar expressions, together with the numerical estimates provided herein, are intended to identify forward-looking statements.  Such forward-looking statements, which may include, without limitation, statements regarding expansion plans, cash needs, sources and uses of funds, cash reserves, liquidity, operating and capital expenses, financing options, expense reductions, operating results and pending regulatory matters, are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those anticipated by the Company. From time to time, oral or written forwardlooking statements are also included in Premier Entertainment’s and Premier Finance’s other periodic reports on Forms l0-K, l0-Q and 8-K, press releases and other materials released to the public.

Actual results may differ materially from those that might be anticipated from forward-looking statements included herein.  This can occur as a result of inaccurate assumptions or as a consequence of known or unknown risks and uncertainties.  Premier Entertainment and Premier Finance undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.  Factors that may cause actual performance of Premier Entertainment or Premier Biloxi to differ materially from that contemplated by such forward-looking statements include, among others: (1) the gaming industry is very competitive and increased competition from the legalization or expansion of gaming in Mississippi or Alabama and the development or expansion of Native American casinos in or near the Company’s markets could adversely affect the Company’s profitability, (2) general construction risks and other factors, some of which are beyond the Company’s control, could prevent the Company from completing its construction and development projects as planned, (3) changes in gaming laws or regulations, (4) changes in federal or state tax laws, (5) changes in the economy, (6) the additional furniture, fixture, and equipment financing to complete the project and (7) changes in the scope of the project. Additional factors that could cause actual performance of the Company to differ materially from that contemplated by such forward-looking statements are detailed in the Registration Statement and Premier Entertainment’s and Premier Finance’s period reports on Forms 10-K, 10-Q and 8-K.

The table below presents our expected sources of funds, as of August 15, 2005, including the gross proceeds from the notes, together with the proceeds of the junior subordinated note, an equity investment by AA Capital, and furniture, fixtures and equipment financing to be obtained prior to opening, to fund the costs associated with the Hard Rock Hotel & Casino Biloxi.

The table below also presents our expected uses of funds, as of August 15, 2005.  The net proceeds of the notes, the issuance of the junior subordinated note and the equity investment from AA Capital have been deposited as follows: (1) approximately $143.5 million into a construction disbursement account and will be periodically drawn by us to finance the design, development, construction, equipping and opening of the Hard Rock Hotel & Casino Biloxi (as of July 31, 2005, we had used approximately $114.6 million in the design, development, construction, equipping and opening of the Hard Rock Hotel & Casino Biloxi, and there was approximately $31.1 million remaining in the construction disbursement account including $2.2 million of earned interest income); (2) approximately $33.1 million into an interest reserve account and used to purchase government securities in an amount, that together with interest to be earned thereon, will be sufficient to pay the first four interest payments on the notes (as of July 31, 2005, we had used approximately $16.7 million to pay interest payments, and there was approximately $16.8 million remaining in the interest reserve account); and (3) approximately $1.0 million into a tidelands lease account and will be used to fund rent payments on the tidelands lease through our first year of operations.  The trustee under the indenture governing the notes, for the benefit of the holders of the notes, has a first-priority security interest in the funds held in the construction disbursement account, the interest reserve account and the tidelands lease reserve account.  See “Description of Material Agreements—Cash Collateral and Disbursement Agreement” in the Registration Statement.

The following table illustrates the estimated sources and uses of funds for the Hard Rock Hotel & Casino Biloxi as of August 15, 2005 and cash and restricted cash projected at the opening, which is expected to occur on or before September 8, 2005:

	Amount
	($ in Millions)
	Estimated as of
	9/30/03 (as set
	Forth in
	Registration	Estimate as of
	Statement)	August 15, 2005
Sources of Funds:
First mortgage notes (1)	$157.9	$157.9
Equity investment	50.0	50.0
Junior subordinated note	10.0	10.0
Furniture, fixtures and equipment financing (2)(3)	17.1	18.8
Total Sources of Funds	$235.0	$236.7

(1)   Includes unamortized discount of $2.1 million.

(2)   Includes approximately $13.8 million credit facility with International Game Technology (“IGT”) related to IGT slot devices and related equipment and IGT Advantage Gaming System.

(3)   Includes the initial $5.0 million funding on a $10.0 million senior secured credit facility with Orix Financial Services, Inc. and Hibernia National Bank, which is expected to close in August 2005.

	Amount
	($ in Millions)
	Estimated as of
	9/30/03 (as set
	forth in
	Registration	Estimate as of
	Statement)	August 15, 2005
Uses of Funds:
Land Acquisition	$31.0	$31.5
Design and development	6.0	5.8
Construction GMP	82.0	89.7
Furniture, fixtures and equipment	45.7	47.3
Pre-opening expenses and other	5.2	9.9
Working capital	3.8	6.8
Interest reserve account (1)	33.1	31.9
Transaction fees and expenses	7.2	8.2

	Available	Unused
Contingency	$12.0	$0.0
Excess liquidity (2)	9.0	4.0
Cash from increased FF&E borrowing	—	1.7

Total Uses of Funds	$235.0	$236.7

	Amount
	($ in Millions)
	Estimated as of
	9/30/03 (as set
	forth in
	Registration	Estimate as of
	Statement)	August 15, 2005
Cash and Restricted Cash at Opening:
Working capital (3)	$3.8	$6.8
Interest reserve account (4)	8.6	8.6
Tidelands lease reserve account	1.0	1.0
Excess liquidity (5)	3.0	3.0
Other cash on hand (6)	0.0	6.2
Total	$16.4	$25.7

(1)   Interest reserve account shown net of interest income from the interest reserve account and the construction disbursement account.

(2)   Includes approximately $1.0 million in the tidelands lease reserve account.

(3)   Estimated working capital as of July 31, 2005 includes approximately $5.8 million of cash on the casino floor and a $1.0 million letter of credit related to the Hard Rock license agreement.

(4)   Includes pre-funding of interest payment on first mortgage notes due February 1, 2006.

(5)   Includes $3.0 million of cash restricted until 10 days after opening per the cash collateral and disbursement agreement.

(6)   Includes approximately $4.5 million resulting from deferred payments related to budgeted expenditures and approximately $1.7 million from increased borrowing under the FF&E facilities.

Construction GMP increased $7.7 million due to change orders as previously disclosed. These change orders created an additional 12 rooms, increased the square footage of the retail promenade, increased the square footage of office space and improved the design and functionality of both the casino ceiling and Porte Cochere. These property enhancements with the additional cost of materials were approximately $6.8 million.  In addition, we were responsible for certain construction costs associated with the build out of Ruth’s Chris Steakhouse in the amount of $1.0 million.

Furniture, fixtures and equipment increased approximately $1.6 million due to the cost of the IGT Advantage Gaming System, increased costs for our communication system and our desire to enhance the room amenities and finishes.

Pre-opening expenses increased $4.7 million mainly due to increased payroll and related benefits associated with operational training and preparing the property for opening.

Working capital increased $3.0 million due to an additional $2.0 million anticipated to be used to fund initial cash on the casino floor at opening and $1.0 million in a certificate of deposit to be used as secured collateral for a letter of credit pursuit to the terms of our license with Hard Rock Hotel Licensing Inc.

In addition, Hard Rock Hotel & Casino Biloxi has been diligently securing entertainment for 2005. Below is a list of the entertainment confirmed beginning September 8, 2005 through December 1, 2005. Tickets may be obtained by visiting www.ticketmaster.com.

Act	Performance Date	Ticket Prices	On Sale Date

.38 Special	September 8, 2005	Private	N/A
Velvet Revolver	September 9, 2005	$125/$150	August 15, 2005
TESLA	September 16, 2005	$25/$30	August 22, 2005
Grand Funk	September 22, 2005	$20/$25	August 22, 2005
.38 Special	September 23, 2005	$15/$20	August 22, 2205
Alice Cooper	October 2, 2005	$35/$40	August 22, 2205
Cheap Trick	October 6, 2005	$35/$40	August 22, 2005
Joss Stone	October 12, 2005	$45/$50	August 22, 2005
Doobie Brothers	October 20, 2005	$40/$45	August 22, 2005
Better Than Ezra	October 27, 2005	$10/$15	August 27, 2005
Uncle Kracker	November 3, 200	$10/$15	September 3, 2005
Loverboy	November 11, 2005	$10/$15	September 11, 2005
Andrew Dice Clay	November 17, 2005	$35/$40	September 17, 2005
Night Ranger	December 1, 2005	$10/$15	October 1, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER ENTERTAINMENT BILOXI LLC
PREMIER FINANCE BILOXI CORP.

By:	/s/ Gregory J. Bosarge
Name:	Gregory J. Bosarge
Title:	Vice President and Chief Financial Officer
Date:	August 16, 2005